EXHIBIT 99.1

Presbia PLC

Report and Consolidated Financial Statements for the year ended

31 December 2016

PRESBIA PLC

REPORT AND CONSOLIDATED FINANCIAL STATEMENTS

PRESBIA PLC

COMPANY INFORMATION

DIRECTORS	Todd Cooper
Randy Thurman
Richard Ressler
Vladimir Feingold
Zohar Loshitzer
Gerd Auffarth
Gerald Farrell
Robert Cresci

SECRETARY	Jarett Fenton

REGISTERED OFFICE	120/121 Baggot Street Lower
Dublin 2
Ireland

REGISTERED NUMBER OF INCORPORATION	539137

SOLICITORS	Arthur Cox
10 Earlsfort Terrace
Dublin 2
Ireland

AUDITOR	Moore Stephens LLP
150 Aldersgate Street
London
EC1A 4AB

BANKERS	Allied Irish Bank
Bank Centre Ballsbridge Dublin 4

PRESBIA PLC

DIRECTORS’ REPORT (CONTINUED)

FOR THE YEAR ENDED 31 DECEMBER 2016

The directors present their report and audited consolidated financial statements for the year ended 31 December 2016.

The directors have elected to prepare the consolidated financial statements of Presbia PLC in accordance with Section 279 of the Companies Act 2014, which provides that a true and fair view of the state of affairs and profit or loss may be given by preparing the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP), as defined in Section 279 of the Companies Act 2014, to the extent that the use of those principles in the preparation of the consolidated financial statements does not contravene any provision of the Companies Acts or any regulation made thereunder.

As required by Section 225 of the Companies Act 2014 of Ireland, the directors acknowledge that they are responsible for securing the Company’s compliance with its “relevant obligations” (as defined in that legislation). The directors further confirm that a compliance policy statement has been drawn up, and that appropriate arrangements and structures have been put in place that are, in the directors’ opinion, designed to secure material compliance with the relevant obligations. A review of those arrangements and structures has been conducted in the financial year to which this report relates.

Basis of Preparation

The accompanying financial statements reflect the operations of Presbia PLC and its subsidiaries (unless otherwise stated, the terms “we,” “us,” “our,” “Presbia” or the “Company” refers to Presbia PLC) and have been prepared in United States dollars (“USD”) and in accordance with US GAAP.

Principal Activities

Presbia PLC (the “Company”), an Irish public limited company, was formed on 6 February 2014 and is engaged in the development and commercialization of a variety of advanced ophthalmic products, including intracorneal lenses, together with surgical tools, devices and methods.

As at 31 December 2016, the wholly-owned subsidiaries of the Company were Presbia Investments Limited, Presbia Ireland Limited, Presbia USA Inc., Visitome Inc., PresbiBio LLC, OPL LLC, PIP Holdings C.V., PresbiOptical LLC and Presbia Cooperatief U.A.

OVERVIEW

The Company is an ophthalmic device trading company, incorporated in Ireland, which funds the development and marketing of a proprietary optical lens implant for treating presbyopia, the age-related loss of the ability to focus on near objects. The microlens is a miniature lens designed to be surgically implanted in a patient’s eye to improve that patient’s ability to see objects at close distances. The current strategy is to continue to commercialise the microlens in certain strategic countries where the Company has marketing approval and to continue to seek to obtain marketing approval in other key markets, including the United States.

The Company’s goal is to become a leading provider of corneal inlay presbyopia-correcting treatment worldwide. Presbia PLC is a development stage ophthalmic device company with a limited operating history. To date it is not a profitable company and has incurred losses since its formation having an accumulated deficit of $71.3 million. The Company is currently funded by funds raised in its initial public offering in 2015. In March 2017, the Company closed a rights offering, pursuant to which it raised approximately $10.8 million in gross proceeds through the sale of 3,611,764 of its ordinary shares at a subscription price of $3.00 per whole share. Based on our current business plan,

PRESBIA PLC

DIRECTORS’ REPORT (CONTINUED)

FOR THE YEAR ENDED 31 DECEMBER 2016

we believe that our cash and cash equivalents at December 31, 2016, coupled with net proceeds from our “rights offering” of $10.5 million and with anticipated revenues outside of the United States will be sufficient to satisfy our anticipated cash requirements, including capital expenditures, working capital requirements, long term debt and other liquidity requirements through at least the next twelve months.

EMPLOYEES

As at 31 December 2016, we had 40 employees, one of whom holds a Bachelor of Optometry degree, and nine of whom hold other advanced degrees. Of our total workforce, nine employees are engaged in research and development, and 31 employees are engaged in business development, manufacturing, finance, legal, human resources, facilities, information technology administration and general management. We have no collective bargaining agreements with our employees and we have not experienced any work stoppages. We believe that our relations with our employees are good.

RISKS AND UNCERTAINITIES

The medical device industry in general, and the ophthalmic medical device market in particular, are highly competitive. In order to succeed in this market as a development stage company, the Company must:

•	incur substantial expenditures to obtain regulatory approvals necessary to commence marketing our products in particular jurisdictions;

•	develop a commercialization strategy that is responsive both to the needs of laser centers and ophthalmic surgeons and to our own requirements and limitations; and

•	invest in our future by continuing to advance our technology and improve our microlens, our microlens inserter and other auxiliary products;

The competitive nature of the market, the high degree of government regulation, the importance of technological innovation and the significance that most people place on near vision combine to elevate the risks facing any development stage company seeking to enter our market.

RESULTS FOR THE YEAR AND STATE OF AFFAIRS AS AT 31 DECEMBER 2016

The consolidated statement of operations and comprehensive loss for the year ended 31 December 2016 and the consolidated balance sheet at that date are set out on pages 10-11. Loss for the year amounted to $15.8 million (2015: $18.2 million). The company’s loss for the year amounted to $24.5 million (2015: $4.2 million).

GOING CONCERN

The net loss of $15.8 million for the year ended 31 December 2016 is the result of the operating expenses for the year. Management expects that existing cash as of 31 December 2016 of $7.3 million, coupled with net proceeds from our “rights offering” of $10.5 million and with anticipated revenues outside of the United States, will be sufficient to fund the Group’s operations through 30 June 2018.

The directors are satisfied based on their enquiries with management and the review of the future projections of the Group that existing cash and ongoing shareholder support will provide financial support to the Company for a period of at least twelve months from the date of signing the financial statements, and have therefore prepared the financial statements on a going concern basis.

PRESBIA PLC

DIRECTORS’ REPORT (CONTINUED)

FOR THE YEAR ENDED 31 DECEMBER 2016

DIRECTORS

The names of the persons who were directors at any time during the year ended 31 December 2016 and to the date of this report are set out below:

Name	Date of change
Todd Cooper

Ralph “Randy” Thurman

Richard Ressler

Vladimir Feingold

Zohar Loshitzer

Gerd Auffarth

Gerald Farrell	Appointed 19 January 2016

Robert Cresci

DIRECTORS’ INTERESTS IN SHARES

The following directors and secretary have an interest in the shares of the Company, as set out below:

	31 December 2016						31 December 2015
				Restricted		Stock			Restricted	Stock
	Shares	Options		Shares		Awards	Shares	Options	Shares	Awards
Todd Cooper	92,514	450,000	(1)	—		75,000	7,500	450,000	—	—
Ralph Thurman	59,664	250,000	(2)	8,247	(5)	—	21,229	250,000	—	—
Vladimir Feingold	1,381,270	100,000	(3)	—		60,000	1,308,532	100,000	—	—
Zohar Loshitzer	387,960	100,000	(3)	8,247	(5)	—	271,516	100,000	—	—
Jarett Fenton	—	—		—		100,000	—	—	—	—
Richard Ressler	10,484,048	10,000	(4)	8,247		—	7,834,841	10,000	—	—
Gerd Auffarth	—	—		19,266	(5)	—	—	—	11,019	—
Robert Cresci	96,128	—		17,517	(5) (6)	—	10,000	—	9,270	—
Gerald Farrell	59,664	—		24,215	(5) (7)	—	5,600	—	15,968	—

(1)	Such shares will vest in five annual installments commencing 28 January 2016. As at 28 January 2017, 180,000 ordinary shares covered by options were vested.
(2)	As at 28 January 2017, all 250,000 ordinary shares covered by options were vested.
(3)	Such shares will vest in five annual installments commencing 28 January 2016. As at 28 January 2017, 40,000 ordinary shares covered by options were vested.
(4)	As at 28 January 2017, all 10,000 ordinary shares covered by options were vested.
(5)	Includes 8,247 restricted shares granted 04 August 2016 which will vest in five equal, annual installments commencing one year after date of grant.
(6)	1,854 ordinary shares vested on 28 January 2016.
(7)	Granted 15,968 restricted shares which will vest in five equal, annual installments commencing one year after the date of grant.

PRESBIA PLC

DIRECTORS’ REPORT (CONTINUED)

FOR THE YEAR ENDED 31 DECEMBER 2016

POLITICAL DONATIONS

No political donations that require disclosure under Irish law were made during the year (2015: nil).

ACCOUNTING RECORDS

The Company’s directors are aware of their responsibilities, under sections 281 to 285 of the Companies Act 2014 as to whether in their opinion, the accounting records of the Company are sufficient to permit the consolidated financial statements to be readily and properly audited and are discharging their responsibility by:

•	implementation of necessary policies and procedures for recording transactions,

•	employment of competent accounting personnel with appropriate expertise,

•	the provision of adequate resources to the financial function

The accounting records are maintained at 7700 Irvine Center Dr., Suite 700, Irvine, CA, 92618, United States.

AUDITOR

Moore Stephens LLP was appointed as the Company’s auditor in accordance with the provision of Section 383(2) of the Companies Act 2014, they continue in office as auditor of the Company.

Statement of disclosure to auditor

Each of the directors in office at the date of approval of this annual report confirms that:

•	so far as the director is aware, there is no relevant audit information of which the Company’s auditor is unaware, and

•	the director has taken all the steps that they ought to have taken as a director in order to make themselves aware of any relevant audit information and to establish that the Company’s auditor is aware of that information.

This confirmation is given and should be interpreted in accordance with the provisions of section 330 of the Companies Act 2014.

/s/ Todd Cooper	/s/ Vladimir Feingold
Director	Director
8 June 2017	8 June 2017

PRESBIA PLC

STATEMENT OF DIRECTORS’ RESPONSIBILITIES

The directors are responsible for preparing the directors’ report and the consolidated financial statements in accordance with applicable Irish law and US GAAP including the accounting standards issued by the Financial Reporting Council and published by the Institute of Chartered Accountants in Ireland.

Irish company law requires the directors to prepare financial statements for each financial year. Under that law, the directors have elected to prepare the consolidated financial statements in accordance with Companies Act 2014 and US GAAP. Under company law, the directors must not approve the consolidated financial statements unless they are satisfied that they give a true and fair view of the assets, liabilities and financial position of the Company as at the financial year end date and of the profit or loss of the Company for that financial year and otherwise comply with the Companies Act 2014.

In preparing these consolidated financial statements, the directors are required to:

•	select suitable accounting policies for the consolidated financial statements and then apply them consistently;

•	make judgements and estimates that are reasonable and prudent;

•	state whether the financial statements have been prepared in accordance with applicable accounting standards , identify those standards, and note the effect and the reasons for any material departure from those standards; and

•	prepare the consolidated financial statements on the going concern basis unless it is inappropriate to presume that the Company will continue in business.

The directors are responsible for ensuring that the Company keeps or causes to be kept adequate accounting records which correctly explain and record the transactions of the Company, enable at any time the assets, liabilities, financial position and profit and loss of the Company to be determined with reasonable accuracy, enable them to ensure that the financial statements and the directors’ report comply with the Companies Act 2014 and enable the financial statements to be audited.

The directors are responsible for safeguarding the assets of the Company and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

/s/ Todd Cooper	/s/ Vladimir Feingold
Director	Director
8 June 2017	8 June 2017

PRESBIA PLC

INDEPENDENT AUDITOR’S REPORT

Independent Auditor’s Report to the Members of Presbia PLC

We have audited the consolidated and parent company financial statements of Presbia PLC (the “financial statements”) for the year ended 31 December 2016 which are set out on pages 10 to 34. The financial reporting framework that has been applied in their preparation is the Companies Act 2014, as defined in Section 293 and 294, and US generally accepted accounting principles (“US GAAP”), to the extent that that use of those principles in the preparation of the financial statements does not contravene any provision of the Companies Act 2014 or any of the regulations thereunder.

This report is made solely to the Company’s members, as a body, in accordance with Section 391 of the Companies Act 2014. Our audit work has been undertaken so that we might state to the Company’s members those matters we are required to state to them in an auditor’s report and for no other purpose. To the fullest extent permitted by law, we do not accept or assume responsibility to anyone other than the Company and the Company’s members as a body, for our audit work, for this report, or for the opinions we have formed.

Respective responsibilities of directors and auditor

As explained more fully in the statement of directors’ responsibilities set out on page 7, the directors are responsible for the preparation of the financial statements and for being satisfied that they give a true and fair view and otherwise comply with the Companies Act 2014. Our responsibility is to audit and express an opinion on the financial statements in accordance with Irish law and International Standards on Auditing (UK and Ireland). Those standards require us to comply with the Auditing Practices Board’s (APB’s) Ethical Standards for Auditors.

Scope of the audit of the financial statements

An audit involves obtaining evidence about the amounts and disclosures in the financial statements sufficient to give reasonable assurance that the financial statements are free from material misstatement, whether caused by fraud or error. This includes an assessment of: whether the accounting policies are appropriate to the company’s circumstances and have been consistently applied and adequately disclosed; the reasonableness of significant accounting estimates made by the directors; and the overall presentation of the financial statements. In addition, we read all the financial and non-financial information in the Director Report to identify material inconsistencies with the audited financial statements and to identify any information that is apparently materially incorrect based on, or materially inconsistent with, the knowledge acquired by us in the course of performing the audit. If we become aware of any apparent material misstatements or inconsistencies we consider the implications for our report.

Opinion on financial statements

In our opinion the financial statements:

•	give a true and fair view, in accordance with US GAAP, to the extent that the use of those principles in the preparation of the financial statements does not contravene any provision of the Companies Act 2014 or of any regulations made thereunder, of the state of the group’s and the parent company’s affairs as at 31 December 2016 and of the group’s loss for the year then ended;

•	have been prepared in accordance with the requirements of the Companies Act 2014.

PRESBIA PLC

INDEPENDENT AUDITOR’S REPORT

Matters on which we are required to report by the Companies Act 2014

•	We have obtained all the information and explanations which we consider necessary for the purposes of our audit.

•	In our opinion the accounting records of the Company were sufficient to permit the financial statements to be properly and readily audited.

•	The financial statements are in agreement with the accounting records.

•	In our opinion the information given in the directors’ report is_consistent with the financial statements.

Matters on which we are required to report by exception

We have nothing to report in respect of the provisions in the Companies Act 2014 which require us to report to you if, in our opinion, the disclosures of directors’ remuneration and transactions specified by Sections 305 and 312 of the Act are not made.

/s/ Moore Stephens LLP

Stephen Corrall, Senior Statutory Auditor

For and on behalf of Moore Stephens LLP

Statutory Auditor and Chartered Accountants

150 Aldersgate Street

London

EC1A 4AB

8 June 2017

PRESBIA PLC

CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

FOR THE YEAR ENDED 31 DECEMBER 2016

		Year Ended	Year ended
	Notes	31 December 2016	31 December 2015
		US$ ‘000	US$ ‘000
Revenue		14	153
Cost of sales		279	163

Gross loss		(265)	(10)
Operating expenses:
Research and development	6	5,541	7,935
Sales and marketing	7	3,103	2,706
General and administrative	8	6,750	7,479

Total operating expenses		15,394	18,120

Operating loss		(15,659)	(18,130)
Interest expense		20	—
Other expense		2	12

Loss before taxation	9	(15,681)	(18,142)
Taxation	13	76	19

Loss for the year		(15,757)	(18,161)

Other comprehensive loss		—	—

Total comprehensive loss for the year		(15,757)	(18,161)

The accompanying notes are an integral part of these financial statements.

PRESBIA PLC

CONSOLIDATED BALANCE SHEET

AT 31 DECEMBER 2016

	Notes	2016	2015
		US$ ‘000	US$ ‘000
Assets
Non-current assets
Property and equipment	14	727	775
Intangible assets	15	1,494	32
Other assets	16	126	63

Total non-current assets		2,347	870
Current assets
Accounts and other receivables	18	395	358
Inventory	19	302	430
Cash		7,333	21,749

Total current assets		8,030	22,537
Liabilities and shareholders’ equity
Current liabilities
Accounts and other payables	20	(981)	(1,305)
Due to related parties	21	(18)	(55)
Note payable, current portion	22	(490)	—

Total current liabilities		(1,489)	(1,360)

Net current assets		6,541	21,177
Note payable, net of current portion	22	369	—
Deferred lease		80	22

Total liabilities		449	22

Net assets		8,439	22,025

Shareholders’ equity
Share capital	24	67	67
Capital contribution		79,676	77,505
Retained earnings - deficit		(71,304)	(55,547)

Total shareholders’ equity - funds		8,439	22,025

The accompanying notes are an integral part of these financial statements.

The financial statements were approved by the Board of Directors on 8 June 2017 and signed on its behalf by:

/s/ Todd Cooper	/s/ Vladimir Feingold
Director	Director

PRESBIA PLC

COMPANY BALANCE SHEET

AT 31 DECEMBER 2016

	Notes	2016 US$ ‘000	2015 US$ ‘000
Assets
Non-current assets
Investment in subsidiaries	17	71,554	91,667

Total non-current assets		71,554	91,667
Current assets
Intercompany receivable, net		29,255	31,218
Accounts and other receivables	18	262	156
Cash		51	331

Total current assets		29,568	31,705
Liabilities and shareholders’ equity
Current liabilities
Accounts and other payables	20	(254)	(183)

Total current liabilities		(254)	(183)

Net current assets		29,315	31,522

Net assets		100,868	123,189

Shareholders’ equity
Share capital	24	67	67
Capital contribution		132,821	130,650
Accumulated deficit		(32,020)	(7,528)

Total shareholders’ equity - funds		100,868	123,189

The accompanying notes are an integral part of these financial statements.

The financial statements were approved by the Board of Directors on 8 June 2017 and signed on its behalf by:

/s/ Todd Cooper	/s/ Vladimir Feingold

Director	Director

PRESBIA PLC

CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY

FOR THE YEAR ENDED 31 DECEMBER 2016

US$ ‘000 (except share numbers)					Additional
	Common Stock		Deferred Stock		Paid-In	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Balance, December 31, 2014	—	—	40,000	54	36,626	(37,386)	(706)

Capitalization of amounts due to Parent pursuant to 2015 Debt Conversion of Presbia Holdings	—	—	—	—	1,559	—	1,559
Initial public offering, net of issuance costs	13,333,334	13	—	—	36,831	—	36,844
Stock-based compensation (including allocation from the Parent)	—	—	—	—	2,306	—	2,306
Cancellation of deferred shares pursuant to distribution of Parent’s assets	—	—	(6)	—	—	—	—
Issuance of restricted shares	22,143	—	—	—	—	—	—
Bonus payments by Parent on behalf of Presbia PLC	—	—	—	—	183	—	183
Net loss	—	—	—	—	—	(18,161)	(18,161)

Balance, December 31, 2015	13,355,477	13	39,994	54	77,505	(55,547)	22,025

Stock-based compensation	—	—	—	—	2,171	—	2,171
Issuance of restricted shares	65,450	—	—	—	—	—	—
Net loss	—	—	—	—	—	(15,757)	(15,757)

Balance, December 31, 2016	13,420,927	13	39,994	54	79,676	(71,304)	8,439

The accompanying notes are an integral part of these financial statements.

PRESBIA PLC

COMPANY STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY

FOR THE YEAR ENDED 31 DECEMBER 2016

US$ ‘000 (except share numbers)					Additional
	Common Stock		Deferred Stock		Paid-In	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Balance, December 31, 2014	—	—	40,000	54	—	(3,369)	(3,315)

Capitalization of amounts due to Parent pursuant to 2015 Debt Conversion of Presbia Holdings	9,166,667	9	—	—	91,658	—	91,667
Initial public offering, net of issuance costs	4,166,667	4	—	—	36,841	—	36,845
Stock-based compensation (including allocation from the Parent)	—	—	—	—	2,151	—	2,151
Cancellation of deferred shares pursuant to distribution of Parent’s assets	—	—	(6)	—	—	—	—
Issuance of restricted shares	22,143	—	—	—	—	—	—
Net loss	—	—	—	—	—	(4,159)	(4,159)

Balance, December 31, 2015	13,355,477	13	39,994	54	130,650	(7,528)	123,189

Stock-based compensation	—	—	—	—	2,171	—	2,171
Issuance of restricted shares	65,450	—	—	—	—	—	—
Net loss	—	—	—	—	—	(24,492)	(24,492)

Balance, December 31, 2016	13,420,927	13	39,994	54	132,821	(32,020)	100,868

The accompanying notes are an integral part of these financial statements.

PRESBIA PLC

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED 31 DECEMBER 2016

	2016	2015
	US$ ‘000	US$ ‘000
Cash flow from operating activities:
Loss before taxation	(15,757)	(18,161)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	253	173
Inventory provisions	278	169
Loss on disposal of fixed assets	4	12
Stock-based compensation (including allocation from Presbia Holdings in 2015)	2,171	2,306
Imputed interest expense	37	—
Non-cash interest expense on funding from the Parent	—	1
Non-cash operating expenses allocated from the Parent	—	183
Changes in operating assets and liabilities:
Accounts receivable	113	(91)
Inventory	(149)	(222)
Prepaid expenses and other current assets	16	(120)
Other assets	(98)	9
Accounts payable and other current liabilities	(301)	44
Income taxes payable	8	16
Deferred rent	59	(15)
Due to related parties	(37)	43

Cash outflow generated from operations	(13,403)	(15,653)
Cash flow from investing activities:
Purchase of intangible assets	(665)	(196)
Purchase of property and equipment	(140)	—

Net cash used in investing activities	(805)	(196)
Cash flow from financing activities:
Issue of share capital	—	38,750
Deferred offering costs	(167)	(2,431)
Proceeds from sale of equipment	1	—
Funding from the Parent	—	1,141

Net cash (used in)/generated from financing activities	(166)	37,460

Net (decrease)/increase in cash and cash equivalents	(14,374)	21,611
Effect of exchange rate on cash	(42)	—
Cash and cash equivalents at beginning of year	21,749	138

Cash and cash equivalent at end of year	7,333	21,749

The accompanying notes are an integral part of these financial statements.

PRESBIA PLC

COMPANY STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED 31 DECEMBER 2016

	2016	2015
	US$ ‘000	US$ ‘000
Cash flow from operating activities:
Loss before taxation	(24,492)	(4,159)
Adjustments to reconcile net loss to cash used in operating activities:
Impairment loss on investment in subsidiary	20,113
Stock-based compensation (including allocation from Presbia Holdings)	2,171	1
Non-cash interest expense on funding from the Parent	—	2,150
Changes in operating assets and liabilities:
Accounts receivable	47	(47)
Prepaid expenses and other current assets	63	(73)
Accounts payable and other current liabilities	(13)	148
Income taxes payable	32	—
Due to related parties	4	—
Deferred offering costs	(167)	—

Cash outflow from operations	(2,242)	(1,980)
Cash flow from investing activities:
Loan to related party	(20,000)	(27,000)
Other advances to related parties	8,462	(14,533)
Repayment of loan from related party	13,500	7,000

Net cash generated from/(used in) investing activities	1,962	(34,533)
Cash flow from financing activities:
Issue of share capital	—	36,831
Repayment of loan from related party	—	13

Net cash generated from financing activities	—	36,844

Net (decrease)/increase in cash	(280)	331
Cash balance at beginning of year	331	—

Cash and cash equivalent at end of year	51	331

The accompanying notes are an integral part of these financial statements.

PRESBIA PLC

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2016

1.	GENERAL INFORMATION

Presbia PLC is a company incorporated in Ireland. The address of the registered office is given on page 2. The nature of the Group’s operations and principal activity are set out on page 3.

2.	ACCOUNTING POLICIES

The significant accounting policies adopted by the Group are as follows:

Basis of Presentation

The directors have elected to prepare the financial statements of Presbia PLC in accordance with Section 279 of the Companies Act 2014, which provides that a true and fair view of the state of affairs and profit or loss may be given by preparing the financial statements in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP), to the extent that the use of those principles in the preparation of the financial statements does not contravene any provision of the Companies Acts or any regulation made thereunder.

The accompanying financial statements have been prepared in United States dollars and reflect the operations of Presbia PLC (“we”, “us”, “Presbia PLC” or the “Group”).

Basis of Consolidation

The accompanying consolidated financial statements have been derived from the historical cost basis of the assets and liabilities, financial condition and cash flows of Presbia PLC, Presbia Ireland, Limited, organized in Ireland, Presbia Investments organized in the Cayman Islands and Presbia USA, Inc., and OPL, LLC. Presbia USA, Inc. and OPL, LLC are both entities organized in the United States, and include Presbia USA, Inc.’s subsidiaries, Visitome, Inc. and PresbiBio, LLC, both organized in the United States, and OPL, LLC’s direct and indirect subsidiaries, PIP Holdings, C.V and Presbia Cooperatief U.A., both organized in the Netherlands, and PresbiOptical LLC, organized in the United States (collectively, including Presbia PLC, the “Company”). The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. The Company’s fiscal year ends on 31 December. The entities presented in the consolidated financial statements have been under common control during the periods presented. All intercompany accounts have been eliminated in consolidation. All amounts are shown in U.S. dollars.

Foreign Currency

The functional currency of the Group is the U.S. Dollar. Transactions in foreign currencies during the year are re-measured at rates of exchange on the dates of the transactions. Gains and losses related to re-measurement of items arising through operating activities are accounted for in the statement of comprehensive income and included in general and administrative expense. The aggregate foreign exchange gain for the year ended 31 December 2016 was $869 and the aggregate foreign exchange loss for the year ended 31 December 2015 was $6,209.

PRESBIA PLC

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2016

Taxation

For the years ended 31 December 2016 and 2015, the Company was generally not subject to income taxes, as income or loss was either passed-through and included in the income tax returns of the Company’s shareholders or otherwise not subject to tax under local statute or rulings. Provisions for federal, foreign, state, and local income taxes are calculated on pre-tax income based on current tax law and include the cumulative effect of any changes in tax rates from those used previously in determining deferred tax assets and liabilities. Deferred income tax assets and liabilities are recorded for the expected future tax consequences of temporary differences between the financial statement carrying amounts and the income tax basis of assets and liabilities. A valuation allowance is recorded to reduce net deferred income tax assets to amounts that are more likely than not to be realized.

Financial Instruments

Financial assets and financial liabilities are recognised on the Group’s Balance Sheet when the Group becomes a party to the contractual provisions of the instrument.

Cash

Cash includes cash in hand and deposits held at call with banks.

Investments in Subsidiaries

Investments in subsidiaries are stated at cost less, where appropriate, provisions for impairment.

Research and Development

Research and development expenses consist of the expenses incurred to develop products, to pursue patent and trademark protection, to respond to technological challenges, to conduct clinical trials, surgical training and education activities, post-market evaluation studies and to pursue governmental approvals. They are expensed through the statement of comprehensive income as they are incurred with the exception of capital expenditures that would have alternative uses. Research and development expenses consist primarily of employee salaries and related benefits, equipment costs related to the clinical trials and outside services.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation of property and equipment is computed using the straight-line method over their estimated useful lives of three to ten years. Leasehold improvements are amortized over the lesser of the useful life of the asset or the remaining term of the lease. Repairs and maintenance of property and equipment are expensed as incurred. Upon retirement or sale, the original cost and accumulated depreciation are removed and any gain or loss is recognized in the consolidated statements of operations and comprehensive loss.

PRESBIA PLC

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2016

Intangible Assets

We review the recoverability of long-lived and finite-lived intangible assets when circumstances indicate that the carrying amount of assets might not be recoverable. This evaluation compares the carrying value of the long-lived asset to the undiscounted cash flow projections associated with an asset or group of assets. In the event undiscounted cash flow projections indicate impairment, we would record an impairment loss on the statements of operations and comprehensive loss in the period in which the impairment occurred and adjust the carrying value of the asset or group of assets to its fair value.

Financial Assets

Financial assets are classified into the following specified categories: financial assets “at fair value through profit or loss” (FVTPL), and ‘loans and receivables’. The classification depends on the nature and purpose of the financial assets and is determined at the time of initial recognition. All purchases or sales of financial assets are recognized and derecognized on a trade date basis. Purchases or sales are purchases or sales of financial assets that require delivery of assets within the time frame established by regulation or convention in the marketplace.

Effective interest method

The effective interest method is a method of calculating the amortized cost of a debt instrument and of allocating interest income over the relevant period. The effective interest rate is the rate that exactly discounts estimated future cash receipts (including all fees and points paid or received that form an integral part of the effective interest rate, transaction costs and other premiums or discounts) through the expected life of the debt instrument, or, where appropriate, a shorter period, to the net carrying amount on initial recognition.

Income is recognized on an effective interest basis for debt instruments other than those financial assets classified as at FVTPL.

Loans and receivables

Loans and receivables are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market. Loans and receivables (including trade and other receivables, bank balances and cash, etc.) are measured at amortised cost using the effective interest method, less any impairment. Interest income is recognised by applying the effective interest rate, except for short-term receivables when the recognition of interest would be immaterial.

Borrowing Costs

Investment income earned on the temporary investment of specific borrowings pending their expenditure on qualifying assets is deducted from the borrowing costs eligible for capitalization.

All other borrowing costs are recognized in the statement of comprehensive income in the period in which they are incurred.

PRESBIA PLC

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2016

Segment Information

In accordance with generally accepted accounting principles, we identify operating segments as components or elements of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision-maker in making decisions regarding resource allocation and assessing performance. To date, the Group has viewed its operations and manages its business as one segment.

Stock Based Compensation

The Company records share-based compensation in the statements of operations as expense, based on the estimated grant date fair value of our share-based awards, whereby such fair values are amortized to expense over the requisite service period. Our share-based awards are currently comprised of common stock options and restricted awards granted under our various plans. The fair value of our common stock options is generally estimated on the grant date using the Black-Scholes-Merton, or BSM, option-pricing formula.

Additionally, on 28 April 2016 the executive committee of the board of directors approved the issuance of 682,500 restricted stock units (“RSU’s”) to certain officers, employees and non-employees of the Group with 20% vesting increments and a contractual expiration period of seven years. The vesting increments of 20% each are dependent upon the performance of the Company’s ordinary share price by exceeding or being equal to the established share price thresholds of $10, $15, $20, $25 and $30, for a period of 20 consecutive trading days, respectively. The fair value of our RSUs is estimated using the Monte Carlo methodology assuming the Group’s historical stock performance, and the projected impact of known variables and future market performance.

Revenue

We recognize revenue when there is persuasive evidence that an arrangement exists with our customers, selling prices are fixed or determinable, title or risk of loss has passed, and collection is reasonably assured. Revenue is recognized upon shipment and payments are either received in advance, or net 30 days for lenses or net 14 days for accessories. Distributor arrangements include certain perfunctory acceptance provisions and a one-year warranty, from the date of shipment, that products are free from defects in material workmanship. Under such provisions customers may reject shipments via written notifications ranging from 14-45 days or exchange defective product under warranty for the same non-defective product. We have not had any significant rejected shipments or warranty claims. We do not grant price concessions to our distributors.

Going Concern

As discussed in the director’s report, management expects that existing cash as of 31 December 2016 of $7.3 million, coupled with net proceeds from our “rights offering” of $10.5 million and with anticipated revenues outside of the United States, will be sufficient to fund the Group’s operations through 30 June 2018.

The directors are satisfied based on their enquiries with management and the review of the future projections of the Group that existing cash and ongoing shareholder support will provide financial support to the Company for a period of at least twelve months from the date of signing the financial statements, and have therefore prepared the financial statements on a going concern basis.

PRESBIA PLC

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2016

3.	CRITICAL ACCOUNTING JUDGEMENTS AND KEY SOURCES OF ESTIMATE UNCERTAINTY

In the application of the Company’s accounting policies, the directors are required to make judgements, estimates and assumptions about the carrying amounts of assets and liabilities that are not readily apparent from other sources. The estimates and associated assumptions are based on historical experience and other factors that are considered to be relevant. Actual results may differ from these amounts. The estimates and underlying assumptions are reviewed on an ongoing basis.

Key sources of estimation uncertainty and critical accounting judgements are as follows:

Going concern

The directors are satisfied based on their enquiries with management of the Group and the review of the future projections of the Group that the parent company will be able to continue to provide financial support to the Company for a period of at least twelve months from the date of signing the financial statements, and have therefore prepared the financial statements on a going concern basis.

4.	IMPAIRMENT OF LONG-LIVED ASSETS

We review the recoverability of long-lived and finite-lived intangible assets when circumstances indicate that the carrying amount of assets might not be recoverable. This evaluation compares the carrying value of the long-lived asset to the undiscounted cash flow projections associated with an asset or group of assets. In the event undiscounted cash flow projections indicate impairment, we would record an impairment loss on the statements of operations in the period in which the impairment occurred and adjust the carrying value of the asset or group of assets to its fair value.

5.	ADOPTION OF RECENTLY ISSED US GAAP STANDARDS

At the date of authorisation of these financial statements, the following US GAAP Standards and Interpretations which have not been applied in these financial statements were in issue but not yet effective, all such standards allow for early application:

Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers (Topic 606), effective for accounting periods beginning in the first quarter of 2018;

ASU No. 2015-17, Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes, effective for accounting periods beginning after December 15, 2016;

ASU No. 2016-02, Leases (Topic 842), effective for accounting periods beginning in the first quarter of 2019;

ASU No. 2016-09, Improvements to Employee Share-Based Payment Accounting (Topic 718), effective for accounting periods beginning in the first quarter of 2017;

ASU No. 2016-15, Statement of Cash Flows (Topic 230), effective for accounting periods beginning after December 15, 2017;

The directors are currently assessing the impact in relation to the adoption of these Standards and Interpretations for future years of the Company; however, at this point they do not believe they will have a significant impact on the financial statements of the Company in future years.

PRESBIA PLC

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2016

6.	RESEARCH AND DEVELOPMENT COSTS

Research and development expense comprised of the following:

	2016	2015
	US$ ‘000	US$ ‘000
Salaries and benefits	2,982	2,858
Surgeons and patient fees	798	1,864
Outside services for evaluation studies and data management	349	1,670
Equipment costs	4	518
Product development costs	352	293
Intellectual property filings and related costs	165	152
Other research and development costs	891	580

	5,541	7,935

7.	SALES AND MARKETING

Sales and marketing expense comprised of the following:

	2016	2015
	US$ ‘000	US$ ‘000
Salaries and benefits	1,973	1,563
Travel expenses	360	594
Tradeshows and other marketing costs	770	549

	3,103	2,706

8.	GENERAL AND ADMINISTRATIVE

General and administrative expense comprised of the following:

	2016	2015
	US$ ‘000	US$ ‘000
Salaries and benefits	1,845	2,107
Stock based compensation costs	1,550	1,887
Professional fees for accounting and tax services	1,297	1,529
Insurance expense	512	516
Outside services for recruiting	627	435
Facilities and related expenses	252	302
Travel related expenses	153	297
Other general administrative costs	514	406

	6,750	7,479

9.	LOSS BEFORE TAXATION

	2016 US$ ‘000	2015 US$ ‘000
Loss before taxation is stated after charging:
Foreign exchange	(1)	6
Lease costs	526	303
R&D costs	5,541	7,935
Loss on disposal of fixed assets	4	12

PRESBIA PLC

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2016

10.	EMPLOYEES

The number of persons employed by the Group was as follows:

	2016	2015

Research and development	9	9
General and administrative	21	21
Sales and marketing	10	10

	40	40

Employee costs consisted of the following:

	2016	2015
	US$ ‘000	US$ ‘000

Wages and Salaries	4,622	4,320
Social insurance costs (1)	721	488
Share based compensation	2,171	2,306

	7,514	7,114

(1)	Social insurance costs include superannuation, employer paid payroll taxes, social insurance and other employee benefits paid by the Group.

11.	DIRECTOR’S REMUNERATION

	2016	2015
	US$ ‘000	US$ ‘000
Emoluments (1)	1,166	1,061
Ordinary excercisable shares(2)	3,867	833

Total	5,033	1,894

(1)	Includes cash payments for salary and fees.
(2)	Exercisable ordinary shares underlying unexercised options valued at the option exercise price

12.	AUDITORS’ REMUNERATION

Squar Milner LLP	2016	2015
	US$ ‘000	US$ ‘000
Audit fees	113	100
Audit-related fees	29	—
Tax fees	—	40

Total	142	140

	2016	2015
Moore Stephens LLP	US$ ‘000	US$ ‘000
Audit fees	58	64

Total	58	64

PRESBIA PLC

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2016

13.	TAXATION

The provision for income taxes consists of the following:

	2016	2015
	US$ ‘000	US$ ‘000
Current provision:
Federal	—	—
State	4	3
Foreign	72	16

Total current	76	19
Deferred provision
Federal	(255)	(306)
State	—	—
Foreign	(1,228)	(1,574)

Total deferred	(1,483)	(1,880)
Valuation allowance	1,483	1,880

Total deferred	—	—

Total income tax provision	76	19

A reconciliation of the federal statutory rate to the effective rate is as follows:

	2016	2015
	US$ ‘000	US$ ‘000
Expected income tax benefit at federal statutory rate	35%	35%
State tax provision, net of federal benefit	0%	0%
Foreign rate differential	(25%)	(25%)
Pass-through entities	0%	0%
Change in valuation allowance	(10%)	(10%)
Nondeductible expenses	0%	0%
Other	0%	0%

Income tax provision	(0.0%)	(0.0%)

The components of the Company’s deferred tax assets are summarized as follows (in thousands):

	2016	2015
	US$ ‘000	US$ ‘000
Deferred tax assets:
Net operating loss carryforwards	4,444	3,072
Accrued expenses	195	27
Stock based compensation	(11)	241

Deferred tax assets	4,628	3,340
Valuation allowance	(4,559)	(3,247)

Net deferred tax assets	69	93
Deferred tax liabilities:
Depreciation	(69)	(93)

Total deferred tax liabilities	(69)	(93)

Net deferred tax asset	—	—

PRESBIA PLC

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2016

The valuation allowance has been established to offset the Group’s net deferred tax assets, as realization of such assets is not considered to be more likely than not due to the Group’s history of losses and uncertainties regarding the Group’s ability to generate future taxable income sufficient to realize the benefit of these deferred tax assets.

The Group has U.S. Federal net operating loss (“NOL”) carryforwards of approximately $2,105,000 and $1,618,000 for 31 December 2016 and 2015, respectively, subject to potential limitations pursuant to Internal Revenue Code section 382 as discussed below. The federal NOL carryforwards will begin to expire in 2033, unless previously utilized. The Group has NOL carry forwards in Ireland of $30.0 million and $20.2 million for 31 December 2015 and 2014, respectively, which can be carried forward indefinitely.

Pursuant to Section 382 of the Internal Revenue Code (the “Code”), annual use of the Group’s NOL carry forwards may be limited in the event a cumulative change in ownership of 50% of certain shareholders occurs within a three-year period. An ownership change may limit the amount of NOL carry forwards that can be utilized annually to offset future taxable income and tax. In general, an “ownership change” as defined by Section 382 of the Code results from a transaction or series of transactions over a three-year period resulting in an ownership change of more than 50 percentage points of the outstanding stock of a company by certain shareholders.

Presbia Coopratief U.A. is a Dutch Company that has received an advance ruling with the Tax and Customs Administration that is in effect from 1 January 2012 to 31 December 2015.

As at 31 December 2016 and 2015, the Group did not have any unrecognized tax benefits. The Group does not anticipate a significant increase in the unrecognized tax benefits over the next 12 months. The Company’s policy is to recognize interest expense and penalties related to income tax matters as a component of the income tax provision. As at 31 December 2016 and 2015, the Group did not have any tax related accrued interest and penalties on its balance sheet or on its statement of operations.

Due to net operating loss carryovers, the U.S. federal and state returns are open to examination by the Internal Revenue Service and state jurisdictions for years 2008 through 2015. The foreign income tax returns are open to examination for the years 2012 through 2016.

14.	PROPERTY AND EQUIPMENT

	2016	2015
	US$ ‘000	US$ ‘000
Office equipment and computers	78	74
Leasehold improvements	168	142
Production equipment and facilities	788	752
Software	62	58
Construction In Process	—	1
Furniture and vehicles	227	167

	1,323	1,194
Less: accumulated depreciation	(596)	(419)

Property and equipment	727	775

PRESBIA PLC

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2016

15.	INTANGIBLE ASSETS

On August 2, 2016, Presbia Ireland, Limited, a wholly-owned subsidiary of the Company, entered into an asset purchase agreement (the “Agreement”) with Neoptics AG (“Neoptics”) pursuant to which the Company acquired certain assets from Neoptics for an aggregate purchase price of 1.5 million Swiss Francs (approximately $1.5 million based on the exchange rate between the Swiss Franc and the US Dollar on August 2, 2016) payable in three equal installments on each of August 2, 2016, December 31, 2017 and December 31, 2018. The assets acquired include patents, pending patents, and other immaterial assets. Effective August 2, 2016, the Company became responsible for all expenses associated with such assets. Pursuant to the terms of the Agreement, the acquisition closed on August 2, 2016.

Substantially all of the fair value of the gross assets acquired is concentrated in the acquired intellectual property rights or patents and not in the trademarks, documents or electronic data obtained from the Seller. The Company determined the intellectual property right or patents were akin to inputs within the scope of ASC 805 “Business Combinations” and that no substantive processes were acquired in the assets acquisition. Therefore, the Company applied the asset acquisition accounting guidance in ASC 805-50-30 “Initial Measurement of Acquisition of Assets Rather than a Business.”

The Company paid $0.6 million in cash in exchange for these patents and patent applications in the year ended December 31, 2016. The useful life of the patents was determined to be 12 years and 4 months and will be amortized through November 25, 2028. The Company recorded amortization expense of approximately $52,000 with net carrying amount of approximately $1,477,000 as of December 31, 2016. The annual future amortization is approximately $124,000 through 2028. As part of this transaction, we established a note payable of $859,000.

Costs incurred to develop software for the Company’s website are capitalized and amortized over the estimated useful life of the software and are included in intangible assets. Costs related to design or maintenance of website development is expensed as incurred. For the years ended 31 December 2016 and 2015, the Company capitalized nil associated with website development. Amortization expense of $15,000 and $14,000 was recorded in 2016 and 2015, respectively.

	At 31 December 2016	At 31 December 2015
	US$ ‘000	US$ ‘000
Patents, pending patents, and other immaterial assets acquired from Neoptics AG pursuant to 2 August 2016 asset purchase agreement	1,477	—
Company’s website development	17	32

Total Intangible Assets	1,494	32

16.	OTHER ASSETS

Other assets consist of the following:

	At 31 December 2016	At 31 December 2016
	US$ ‘000	US$ ‘000
Deposits and other assets	126	63

	126	63

PRESBIA PLC

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2016

17.	INVESTMENT IN SUBSIDIARIES

	2016	2015
	US$ ‘000	US$ ‘000
Shares in Group Undertakings
Opening balance	91,667	—
Additions during the period	—	91,667
Less: impairment provision	(20,113)	—

Closing balance	71,554	91,667

On January 14, 2015, Presbia PLC’s former parent company, Presbia Holdings, contributed all the share capital in issue in Presbia Ireland Limited to Presbia PLC in exchange for 9,166,667 ordinary shares of Presbia PLC. The total investment in 2015 was calculated based on Presbia PLC’s initial public offering (“IPO”) share price of $10.00 per ordinary share. In the opinion of the directors, this investment requires an impairment of $20.1 million, based on the Company’s current value. The valuation was based on an Income Approach, which considers a discount cash flow analysis of management’s estimate of the Company’s future cash flows.

In the opinion of the directors, the recoverable value of these investments is not less than the net book value.

18.	ACCOUNTS AND OTHER RECEIVABLES

	2016	2015
Consolidated	US$ ‘000	US$ ‘000
Accounts receivable	3	116
Prepayments	225	242
Other debtors	167	—

	395	358

	2016	2015
Company	US$ ‘000	US$ ‘000
Accounts receivable	—	47
Prepayments	95	109
Other debtors	167	—

	262	156

Intercompany receivables are non-interest bearing and repayable on demand.

PRESBIA PLC

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2016

19.	INVENTORY

The Company maintains a serial number tracking system that measures shelf life such that no lens that has aged beyond four years shall be delivered to a customer. During the years ended 31 December 2016 and 2015, inventory write-downs reflecting excess quantities on hand were recognized in the amount of $278,000 and $169,000, respectively, based on the age of the lens inventory, inserters, accessories and the refractive mix of the inventory. Finished goods inventory consists of the following:

	2016	2015
	US$ ‘000	US$ ‘000
Lenses	175	294
Accessories	127	136

	302	430

20.	ACCOUNTS AND OTHER PAYABLES

	2016	2015
Consolidated	US$ ‘000	US$ ‘000
Accounts payable	399	736
Accrued expenses	530	491
Income tax payable	52	44
Deferred tax liability	—	34

Total other current liabilities	981	1,305

	2016	2015
Company	US$ ‘000	US$ ‘000
Accounts payable	133	148
Amounts due to related parties	4	—
Income tax payable	31	—
Accrued expenses	86	35

Total accounts and other payables	254	183

21.	RELATED PARTY TRANSACTIONS

	2016	2015
	US$ ‘000	US$ ‘000
Payable to related parties:		—
Services provided by related parties	(18)	(55)

Since 2011, Orchard Capital Corporation (“Orchard”), which is wholly-owned by Mr. Ressler, a member of the Company’s Board of Directors, has provided financial analysis and bookkeeping, accounting, legal, compliance and directorial services to the Company pursuant to a Services Agreement.

PRESBIA PLC

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2016

22.	NOTE PAYABLE

Note payable is summarized as follows:

	2016	2015
	US$ ‘000	US$ ‘000
Non-interest bearing note payable to Neoptics A.G.	981	—
Less present value discount	(122)	—

Note payable, net	859	—
Less current portion	490	—

Note payable, long term	369	—

Presbia Ireland, Limited, a wholly-owned subsidiary of the Company, entered into an asset purchase agreement with Neoptics AG pursuant to which the Company acquired certain assets from Neoptics for an aggregate purchase price of 1.5 million Swiss Francs (approximately $1.5 million based on the exchange rate between the Swiss Franc and US Dollar on August 2, 2016), bearing no interest and payable in three equal installments on each of August 2, 2016, December 31, 2017 and December 31, 2018. The Company recorded the intangible asset and a loan discount using a rate of 9%. The remaining liability is recorded in the Company’s balance sheet, net of unamortized discount of $159,000 at December 31, 2016. The discount on the note payable is being amortized to imputed interest expense over the life of the note.

23.	COMMITMENTS

In May 2012, the Company entered into a five-year non-cancelable lease for office and manufacturing space in Irvine, California that expires in May 2017, a 26-month sublease of office space in the same California location that commenced in June 2014 and expired in July 2016, a one-year lease (which is now month to month) in Dublin, Ireland that commenced on 1 December 2013, and a 30-month lease in Amsterdam, the Netherlands that commenced on 1 January 2016, and a four-year lease for office space in Irvine, California that commenced on 1 August 2016 and will expire in September 2020. Rent expense for the years ended 31 December 2016 and 2015 was $388,000 and $209,000, respectively. The following table shows the annual base rental cost over the term of the leases.

Obligations Under Facility Leases
Years ended 31 December	US$ ‘000
2017	481
2018	542
2019	552
2020	494
2021	283
2021 and thereafter	119

Total	2,471

PRESBIA PLC

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2016

24.	SHARE CAPITAL

	2016	2015
	US$ ‘000	US$ ‘000
Common Ordinary Shares
$0.001 par value, 350,000,000 shares authorized; 13,420,927 and 13,355,477 shares issued and outstanding at 31 December 2016 and 2015, respectively	13	13
Deferred Ordinary Shares
One Euro (US$1.35) par value, 39,994 shares authorized, issued and outstanding at 31 December 2016 and 2015	54	54
Preferred Shares
$0.001 par value, 50,000,000 shares authorized; -0- shares issued and outstanding at 31 December 2016 and 2015	—	—

	67	67

Ordinary Shares

The rights and preferences of the ordinary shares are as follows: (i) subject to the right of the Company to set record dates for the purposes of determining the identity of shareholders entitled to notice of and/or to vote at a general meeting, the right to attend and speak at any general meeting of the Company and to exercise one vote per ordinary share held at any general meeting of the Company; (ii) the right to participate pro rata in all dividends declared by the Company; and (iii) the right, in the event of the Company’s winding up, to participate pro rata in the total assets of the Company. The rights attaching to the ordinary shares may be subject to the terms of issue of any series or class of preferred shares allotted by the Company’s board of directors from time to time in accordance with our articles of association.

Deferred Ordinary Shares

Our articles of association provide that the holders of Deferred Ordinary Shares shall not be entitled to receive notice of, nor attend, speak or vote at, any general meeting of the Company and the holders of Deferred Ordinary Shares shall not be entitled to receive any dividend or distribution declared, made or paid or any return of capital or to any further or other right of participation in the assets of the Company. On a winding up of, or other return of capital (other than on a redemption of any class of shares in the capital of the Company) by the Company, the holders of Deferred Ordinary Shares are entitled to participate in such return of capital or winding up, such entitlement to be limited to the repayment of the amount paid up or credited as paid up on such Deferred Ordinary Shares, which shall be paid only after the holders of ordinary shares have received payment in respect of such amount as is paid up or credited as paid up on those ordinary shares held by them at that time, plus the payment in cash of $5,000,000 on each such ordinary share. The rights attaching to the Deferred Ordinary Shares may be subject to the terms of issue of any series or class of preferred shares allotted by the Company’s board of directors from time to time in accordance with our articles of association.

Preferred Shares

Our articles of association authorize our Board, without shareholder approval, to determine the terms of the preferred shares that may be issued by us. Our Board is authorized, without obtaining any shareholder vote or consent, unless expressly provided by the terms of that class or series of class of shares, to provide

PRESBIA PLC

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2016

from time to time for the issuance of ordinary shares or other classes or series of shares and to establish the characteristics of each such other class or series, including the number of shares, designations, relative voting rights, dividend rights, liquidation and other rights, redemption, repurchase or exchange rights and any other preferences and relative, participating, optional or other rights and limitations not inconsistent with applicable law.

25.	STOCK OPTIONS

Stock-Based Compensation Plans

On 14 January 2015, the Company approved a compensation incentive plan (the “Presbia Incentive Plan”). The Presbia Incentive Plan permits the Company to grant awards of options, restricted shares, share appreciation rights, restricted stock units, performance shares, performance share units, dividend equivalent rights in respect of awards and other share-based and cash-based awards, including long-term and annual cash incentive awards. A total of 2,200,000 ordinary shares are authorized for issuance under the Presbia Incentive Plan of which approximately 343,407 were available on 31 December 2016 for future grants and awards. The exercise price of each grant shall be determined by the Board of Directors (or a committee thereof) at the grant date in accordance with the terms of the Presbia Incentive Plan, which generally vests awards 20% annually over a five-year period and expire no later than 10 year from the grant date. The Presbia Incentive Plan terminates on 14 January 2025, unless terminated earlier by the Board of Directors. Awards under the Presbia Incentive Plan may be granted to employees, directors, consultants and other persons who perform services for the Company or a subsidiary of the Company.

Equity Issued by Presbia PLC in 2016

Options

The following table sets forth the Parent Company’s option activity for the fiscal year ended 31 December 2016:

	Number of Presbia PLC Shares	Weighted Average Exercise Price Per Share	Aggregate Intrinsic Value
Balance, 1 January 2016	1,084,583	$—	—
Forfeited/cancelled/expired	(34,583)	$8.46	—

Balance, 31 December 2016	1,050,000	$9.77	—

Vested, 31 December 2016	339,732	$9.81	—
Unvested, 31 December 2016	710,268	$9.74	—
Exercisable, 31 December 2016	339,732	$9.81	—

PRESBIA PLC

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2016

Employee Options

The Company utilizes the Black-Scholes valuation model for estimating the fair value of share-based compensation representing 0 and 1,032,500 options granted to employees and non-employee directors during the years ended 31 December 2016 and 2015, respectively, with the following assumptions:

	Year Ended 31 December 2016	Year Ended 31 December 2015
Stock price per share	$—	$4.39 - $10.00
Term	—	5.5 - 6.5 Yrs.
Volatility	—	69.8% - 84.6%
Dividends	—	—
Risk-free rate	—	1.3% - 2.0%

The stock price per share is the range of closing stock prices for the Company’s ordinary shares associated with the award grant dates. The term is the expected term of the option utilizing the simplified method because of the Company’s limited history of option exercise activity and its options meeting the criteria of the “plain vanilla” options as defined by the Securities and Exchange Commission. Also, due to its limited stock price volatility history, the Company uses a peer group average under ASC 718 consistent with the expected term of the option in effect at the time of the grant. The risk- free rate is based on the U.S. Treasury yield consistent with the expected term of the option at the time of the grant.

The weighted average grant date fair value of the employee options granted during 2016 and 2015 was $ 0 and $6.74 per share, respectively. For those options granted to employees, stock-based compensation expense is based upon the fair value of the option as of the grant-date and attributed to future reporting periods on a straight-line basis over the vesting period, or the requisite service period. A forfeiture rate is applied to reduce the amount of expense recognized each period, anticipating that a portion of all options will, more likely than not, be cancelled prior to the dates of its vesting periods. During 2015 and for the three months ended 31 March 2016, a 5% forfeiture rate assumption was applied. Based upon review of pre-vesting forfeitures, commencing with the second quarter of 2016, the forfeiture rate was reduced to 3%. The forfeiture rate is subject to review and may be adjusted based upon experience.

Non-Employee Options

The Company utilizes the Black-Scholes valuation model for estimating the fair value of share-based compensation representing 0 and 78,000 options granted to non-employees and consultants during 2016 and 2015, respectively, with the following assumptions:

	Year Ended 31 December 2016	Year Ended 31 December 2015
Stock price per share	$2.50 - $3.49	$5.26
Expected term	8.2 - 9.3 Yrs.	9.2 - 9.9 Yrs.
Volatility	66.1% - 92.6%	75.8% - 78.8%
Dividends	—	—
Risk-free rate	1.4% - 2.5%	2.3%

PRESBIA PLC

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2016

In contrast to the determination of the value of options granted to employees and non-employee directors, which are determined based upon the grant-date assumptions and applying the Black-Scholes model, the fair value for non-employee options and the related stock-based compensation expense are remeasured each financial reporting period based upon the assumptions applicable on the dates in which the financial statements are prepared. Because the performance criteria of these grants is based solely upon a requisite service period, and are subject to forfeiture if the service conditions are not met, stock-based compensation expense is determined by a straight-line attribution of the remeasured expense (mark-to-market) over the requisite service period subject to a forfeiture rate of 3%. As described in the preceding section, the annualized forfeiture rate was reduced from 5% to 3%.

Restricted Shares

Consistent with the Company’s director compensation policy, the Company’s board of directors approved the grant of 65,450 restricted ordinary shares of the Company during the year ended 31 December 2016, with a grant date weighted average fair value of $3.50, a five- year vesting period consisting of 20% on each annual anniversary date commencing one-year following the date of grant.

The following table sets forth the Company’s restricted share activity for the year ended 31 December 2016:

	Unvested Number of Shares	Weighted Average Fair Value per Share
Balance, December 31, 2015	20,289	$—
Granted	65,450	$3.50
Vested	(4,057)	$3.50

Unvested, December 31, 2016	81,682	$—

Restricted Stock Units

During the year ended 31 December 2016, the Board of Directors approved the award of 787,500 restricted stock units (“RSU” or “RSU’s” or “RSU Plan”), respectively, to officers and employees in accordance with the guidelines provided by the Presbia Incentive Plan, which includes a provision that the recipient must be employed as a condition of vesting. The Presbia RSU Plan authorizes the issuance of 20% of each recipient’s total RSU award for the first occurrence that the closing price of the Company’s ordinary shares exceed, for a period of 20 consecutive business days, price thresholds of $10.00, $15.00, $ 20.00, $25.00 and $30.00, respectively. The RSU Plan also provides for a one-year “wait” or service period prior to any vesting permitted under the plan. The RSU Plan has a seven-year expiration period following the date of the grant.

Fair value of the RSU’s awarded were determined using a MCS methodology, which considers the separate probabilities that each of the price thresholds or market conditions will be achieved under the RSU Plan guidelines. Each probability is weighted by its respective price threshold, or its intrinsic value, which provides the basis for an aggregate fair value. The Company used the following key inputs in determining the fair value using the MCS model: (i) the volatility of the entity’s common stock and (ii) the closing price of the entity’s stock as of the measurement date of the RSU award. In accordance with GAAP, the Company recognizes as stock-based compensation expense, using a straight-line attribution method, the aggregate fair value over future periods based upon the respective derived service periods and fair values for each of the price thresholds as provided by the MCS model. A 3% forfeiture rate was applied to account for future cancellations and forfeitures. During the year ended December 31, 2016, approximately $467,000 was recorded as stock-based compensation related to the RSU Plan. No such expense was recognized in the same period in 2015.

PRESBIA PLC

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2016

The following table sets forth the Company’s RSU activity for the year ended December 31, 2016:

	Unvested Number of Shares	Weighted Average Fair Value per Share
Balance, 31 December 2015	—	$—
Granted	787,500	$3.07
Forfeited/cancelled	(68,500)	$2.84

Unvested, 31 December 2016	719,000	$3.10

As at December 31, 2016, 719,000 RSU’s were outstanding with none vested.

Stock-Based Compensation Expense

As at December 31, 2016 and 2015, the Company recognized stock-based compensation expense for equity awards as follows:

	2016	2015
	US$ ‘000	US$ ‘000
Research and development	259	223
General and administrative	1,549	1,762
Sales and marketing	363	165

	2,171	2,150

Unrecognized Share-Based Compensation

As at December 31, 2016 and 2015, there were $3.4 million and $4.6 million, respectively, of unrecognized compensation expense related to employee and non-employee options of the Company, which collectively is expected to be recognized by the Company over the weighted average vesting period of 2.0 and 3.7 years, respectively. Unrecognized compensation expense for the same periods related to restricted shares was $0.3 million and $0.1 million, respectively, and is expected to be recognized over the weighted average vesting periods of 2.6 and 4.4 years, respectively. As at December 31, 2016, there was approximately $ 1.5 million of unrecognized compensation expense with respect to the RSU’s over a weighted average remaining derived service period of 2.2 years.

26.	ULTIMATE PARENT COMPANY

As at 31 December 2016, the ultimate parent company was Presbia PLC.

27.	SUBSEQUENT EVENTS

On December 5, 2016, the Company filed with the SEC Form S-1 Registration Statement under the Securities Act of 1933 for the purpose of distributing to holders of the Company’s ordinary shares non-transferable and non-tradeable subscription rights to purchase ordinary shares (“rights offering”). Each shareholder received one subscription right for each ordinary share owned at 5:00 PM Eastern on February 6, 2017, the record date for the rights offering. Each subscription right entitled its holder to purchase 0.335297256 ordinary shares at a subscription price of $3.00 per whole share (“basic subscription right”). Shareholders that exercised their basic subscription rights in full were entitled to an over-subscription privilege to purchase a portion of the unsubscribed ordinary shares at the subscription price, subject to proration (“over-subscription privilege”). Shareholders acquired 3,611,764 additional shares from the rights offering. The net proceeds consisted of aggregate gross proceeds of approximately $10.8 million less offering costs of approximately $0.3 million resulting in net proceeds of approximately $10.5 million.